UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 20, 2008

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement

Amendment No. 3 to Transition Services Agreement

On October 1, 2007, MPC Corporation (“MPC”), through its wholly-owned subsidiary MPC-Pro LLC (“MPC-Pro”), purchased the Gateway Professional Division, the portion of the Consumer Direct Division that markets business-related products, a portion of the Customer Care & Support department that provides technical services to customers of the Professional and Consumer Direct Divisions (collectively, the “Professional Business”) from Gateway, Inc. (“Gateway”) and Gateway Technologies, Inc. In connection with the acquisition of the Professional Business, MPC-Pro and Gateway entered into a Transition Services Agreement (the “Transition Agreement”), under which Gateway agreed to provide accounting, human resource, manufacturing, procurement, marketing, information technology, and other specified services. A copy of the Transition Agreement was filed as Exhibit 99.1 with a Current Report on Form 8-K filed on October 9, 2007 and is incorporated herein by reference. The Transition Agreement was subsequently amended by Amendment No. 1 on October 24, 2007, which was filed as Exhibit 99.1 with a Current Report on Form 8-K on October 31, 2007, and Amendment No. 2 on December 3, 2007, which was filed as Exhibit 99.1 with a Current Report on Form 8-K on December 6, 2007, and which are incorporated herein by reference.

On February 20, 2008, MPC-Pro and Gateway entered into Amendment No. 3 to the Transition Agreement. Amendment No. 3 modified Section 1(b) of the Transition Agreement to provide that (i) on or after January 29, 2008, Gateway’s buy/sell activity on behalf of MPC-Pro will be limited to notebook panels and a designated monitor panel, and (ii) Gateway’s obligation to undertake any buy/sell activity will terminate on February 29, 2008. In addition, Amendment No. 3 provided for Gateway to continue to provide certain designated transition services for a periods between two and twelve weeks commencing January 29, 2008. Amendment No. 3 also provided for MPC-Pro’s current outstanding balance of $14.6 million payable to Gateway for buy/sell activity and transition services to be paid down to $10.0 million by March 14, 2008, to $6.0 million by April 30, 2008, and in full by May 30, 2008.

The foregoing description of the Amendment No. 3 to Transition Agreement is not complete and is qualified in its entirety by reference to the Amendment No. 3 to Transition Services Agreement, which is attached hereto as Exhibit 99.1.

Amendment to Intercreditor Agreement with Wells Fargo and Gateway

In connection with the acquisition of the Professional Business, on October 1, 2007, MPC-Pro and its newly-acquired subsidiary, Gateway Companies, Inc. (“GCI”), Gateway and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (“WFBC”), entered into an Agreement (the “Intercreditor Agreement”) that provided Gateway with a junior security interest in accounts receivable, inventory and other property of MPC-Pro and GCI. A copy of the Intercreditor Agreement was filed as Exhibit 99.2 with a Current Report on Form 8-K filed on October 9, 2007 and is incorporated herein by reference. Additionally, on October 1, 2007, MPC-Pro and GCI each entered into an Account Purchase Agreement with WFBC (“Account Purchase Agreements”). Under the Account Purchase Agreements, MPC-Pro and GCI may assign to WFBC, and WFBC may purchase from MPC-Pro and GCI certain accounts receivable. Copies of the Account Purchase Agreements were filed as Exhibits 10.3 and 10.4 on Form 10-Q filed on November 14, 2007, and are incorporated herein by reference.

On February 20, 2008, MPC-Pro, GCI, Gateway and WFBC entered into an Amendment to the Intercreditor Agreement. The Amendment modifies Paragraph 2(c) of the Intercreditor Agreement to provide that WFBC will hold, and not purchase under the Account Purchase Agreements, certain blocked accounts equal to amounts owed to Gateway under the Transition Agreement, minus $10 million. Prior to the Amendment, the entire amount owed by MPC-Pro to Gateway had been blocked without a deduction of the $10 million. As a result, the Amendment increases the amount of accounts available for purchase by WFBC under the Account Purchase Agreements.

Additionally, the Amendment provided that $10 million of accounts previously blocked accounts would be available for purchase by WFBC under terms of the Account Purchase Agreements.

The foregoing description of the Amendment to the Intercreditor Agreement is not complete and is qualified in its entirety by reference to the Agreement Amendment, which is attached hereto as Exhibit 99.2

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1      Amendment No. 3 to Transition Services Agreement dated as of February 20, 2008 among MPC Pro LLC and Gateway, Inc.

99.2      Agreement Amendment dated February 20, 2008 by and among Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit Operating Division, Gateway, Inc., Gateway Companies, Inc., and MPC-Pro LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: February 26, 2008	By: /s/ Curtis Akey Curtis Akey Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment No. 3 to Transition Services Agreement dated as of February 20, 2008 among MPC Pro, LLC and Gateway, Inc.
99.2

Agreement Amendment dated February 20, 2008 by and among Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit Operating Division, Gateway, Inc., Gateway Companies, Inc., and MPC-Pro, LLC.